Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

•                  the Registration Statement (Form S-8 No. 333-39156) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-66574) pertaining to the Veeco Instruments Inc. 2000 Stock Option Plan and the Veeco Instruments Inc. 2000 Non-Officers Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-88946) pertaining to the offer and sale of 2,200,000 shares of common stock under the Veeco Instruments Inc. 2000 Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-107845) pertaining to the offer and sale of 630,000 shares of common stock under the Veeco Instruments Inc. 2000 Stock Option Plan;

•                  the Registration Statement (Form S-8 No. 333-127235) pertaining to the offer and sale of 2,000,000 shares of common stock under the Veeco Instruments Inc. 2000 Stock Incentive Plan;

•                  the Registration Statement (Form S-8 No. 333-127240) pertaining to the offer and sale of 1,500,000 shares of common stock under the Veeco Instruments Inc. 2000 Stock Incentive Plan;

•                  the Registration Statement (Form S-8 No. 333-166852) pertaining to the offer and sale of 3,500,000 shares of common stock under the Veeco Instruments Inc. 2010 Stock Incentive Plan; and

•                  the Registration Statement (Form S-8 No. 333-194737 pertaining to the offer and sale of 3,250,000 shares of common stock under the Veeco Instruments Inc. 2010 Stock Incentive Plan and 211,500 shares of common stock under the Veeco Instruments Inc. 2013 Inducement Stock Incentive Plan

of our report dated February 24, 2015, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. as of December 31, 2014, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for the years ended December 31, 2014 and 2013, included in this Annual Report (Form 10-K) of Veeco Instruments Inc. for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Jericho, New York

February 25, 2016